UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

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Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planned Retirement of Eric Gerratt, Chief Financial Officer

On November 21, 2025, Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the “Company”) announced the planned retirement of its Chief Financial Officer, Eric Gerratt, which is expected to occur following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Resignation of Anne Hayes as Director

On November 18, 2025, Anne Hayes notified the Company of her resignation from the Board of Directors (the “Board”) of the Company and the Audit Committee of the Board, effective on November 18, 2025. In connection with her resignation, the Board appointed Ms. Hayes to serve as Deputy Chief Financial Officer of the Company.

Ms. Hayes’s resignation from the Board was not the result of any disagreement with the Company, its management, its Board, or any committee of the Board regarding the Company’s operations, policies, or practices.

Appointment of Ernie Freedman as Director

On November 18, 2025, the Board appointed Ernie Freedman as a member of the Board, effective November 18, 2025. In addition, the Board appointed Mr. Freedman as the Chairman of the Audit Committee of the Board. Mr. Freedman will receive compensation for his service as a non-employee director in accordance with the Company’s compensation program for non-employee directors.

There are no arrangements or understandings between Mr. Freedman and any other persons pursuant to which he was appointed as a director. There are no familial relationships between Mr. Freedman and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Freedman has no direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 21, 2025, the Company issued a press release, announcing the planned retirement of Mr. Gerratt as Chief Financial Officer, the resignation of Ms. Hayes from the Board, and the appointment of Mr. Freedman to the Board. The press release also states that Ms. Hayes is anticipated to assume the role of Chief Financial Officer following Mr. Gerratt’s retirement; however, no agreement or understanding exists between Ms. Hayes and the Company with respect to such appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: November 21, 2025	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

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